Item 24(a)(1)
STATEMENTS OF ASSETS AND LIABILITIES
January 10, 1996
Fidelity Target Timeline 1999
   ASSETS
 Cash  $ 40,000
 Deferred registration fees     39,000
   TOTAL ASSETS      79,000
   LIABILITIES
 Accrued registration fees     39,000
   NET ASSETS   $ 40,000
Net asset value, offering price and redemption
 price per share ($40,000/4,000 shares)
 outstanding)     $10.00
Fidelity Target Timeline 2001
   ASSETS
 Cash  $ 40,000
 Deferred registration fees     39,000
   TOTAL ASSETS      79,000
   LIABILITIES
 Accrued registration fees     39,000
   NET ASSETS   $ 40,000
Net asset value, offering price and redemption
 price per share ($40,000/4,000 shares)
 outstanding)     $10.00
Fidelity Target Timeline 2003
   ASSETS
 Cash  $ 40,000
 Deferred registration fees     39,000
   TOTAL ASSETS      79,000
   LIABILITIES
 Accrued registration fees     39,000
   NET ASSETS   $ 40,000
Net asset value, offering price and redemption
 price per share ($40,000/4,000 shares)
 outstanding)     $10.00
NOTE 1: Fidelity Target Timeline 1999, Fidelity Target Timeline 2001 and Fidelity Target Timeline 2003 (the funds)
 are funds of Fidelity Boston Street Trust (the trust) and are authorized to issue an unlimited number of shares. The trust, which is registered under the Investment Company Act of 1940, as amended (the 1940 Act) as an open-end management investment company, was originally organized as a limited partnership in the State of Delaware on October 13, 1987, and
 was converted to a Massachusetts business trust on December 31, 1989. Fidelity Target Timeline 1999, Fidelity Target
 Timeline 2001 and Fidelity Target Timeline 2003 are the only funds in the trust. The funds have had no operations to date other than matters relating to their organization and registration and the sale and issuance by each fund to Fidelity
 Management & Research Company (FMR) of 4,000 shares for an aggregate purchase price of $40,000.

NOTE 2: FMR, the funds' investment adviser, will bear all organizational
expenses except the fees for registering and qualifying the    trust and
its shares for distribution under Federal and state securities laws, which
will be borne by each fund and amortized    over one year.  Fees and
expenses for the initial registration of shares of each fund are estimated
to be $39,000 for each    fund.
NOTE 3: The funds have entered into a management agreement with FMR, pursuant to which FMR will, among other things, super-
 vise the funds' investment program and monitor the performance of the funds' service providers. Each fund pays FMR a monthly basic fee that is calculated on the basis of a group fee rate plus a fixed individual fund fee rate applied to the average net assets of each fund.